                                                                   EXHIBIT 10.23

                        ADDENDUM TO AMENDED AND RESTATED
                         LICENSING AND SALES AGREEMENT
                         -----------------------------



          THIS ADDENDUM (the "Addendum") TO THE AMENDED AND RESTATED LICENSING AND SALES AGREEMENT (the "Agreement") is made and entered into this _____ day of November, 1996, between Nu Skin International, Inc., a corporation organized and existing under the laws of the State of Utah, U.S.A. (hereinafter referred to as "NSI"), and Nu Skin Japan Company, Limited, a corporation duly incorporated, organized and existing under the laws of Japan (hereinafter "NSJ"). Capitalized terms used herein without definition shall have the same meanings herein as in the Agreement.

          NOW THEREFORE, in consideration of the premises, the mutual promises, covenants, and warranties hereinafter set forth or set forth in the Agreement and for other valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

          1.  Payment.  In recognition of the services NSI has provided and in
              -------
the future will continue to provide NSJ and as an incentive for NSI to continue providing quality services to NSJ and allowing NSJ to have access to NSI's
network of distributors, NSJ shall pay NSI          U.S. Dollars (U.S. $      ).
                                           --------                     -----

          2.  Time of Payment.  NSJ's payment to NSI shall be made over time as
              ---------------
provided in paragraph 3 below.

          3.  Manner of Payment.  NSI shall notify NSJ within ___ days of the
              -----------------
exercise of options for Class A Common Stock of Nu Skin Asia Pacific, Inc. by a distributor performing services benefiting Nu Skin Asia Pacific, Inc. If such options are exercised in part, from time to time, then NSJ's payment shall be at
the rate of       U.S. Dollars (U.S. $      ) per share exercised under such
            -----                     -----
options. NSJ shall transmit payment to NSI by wire transfer within thirty (30) days following the end of each calendar quarter based on the number of options expired within that quarter. NSI's notice shall contain wire transfer instructions.

          4.  Independent Contractor.  The parties are acting hereunder as
              ----------------------
independent contractors and no partnership or joint venture is intended to be created hereby. NSI is retained only for the purposes and to the extent set forth in the Agreement and this

Addendum. As such, NSJ shall not be responsible for the payment of any taxes, benefits, workers' compensation or unemployment compensation to NSI or NSI's employees. NSJ is interested only in the results to be obtained under this Agreement. The manner and means of conducting NSI's services are under the sole control and in the sole discretion of NSI.

          IN WITNESS WHEREOF, the Parties have caused this Addendum to the Agreement to be executed in the United States of America by their duly authorized representatives as of the day and year first above written.

NU SKIN INTERNATIONAL, INC.             NU SKIN JAPAN COMPANY, LIMITED


By:                                     By:
    ------------------------                ---------------------------
     Blake M. Roney                          Takashi Bamba
     President                               President